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                          [ARNSTEIN & LEHR LETTERHEAD]


                                                                     Exhibit 5.1
                                  May 18, 1999



Security Associates International, Inc.
2101 Arlington Heights Road
Arlington Heights, Illinois 60005

Ladies and Gentlemen:

         We have acted as counsel to Security Associates International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Post Effective Amendment No. 2 ("P.E. No. 2") to its Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"), relating to the sale of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share and warrants to purchase 2,000,000 shares of Common Stock (the "Warrants"). The Registration Statement also covers 1,778,088 Shares which may be offered for sale by certain selling stockholders under Rule 415(a)(1)(i) and 415(a)(1)(iii). We have examined the P.E. No. 2 and the Registration Statement and have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

         We hereby advise you that in our opinion the Shares and Warrants have been duly authorized by the Company and, upon payment and delivery in the manner described in the P.E. No. 2, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the P.E. No.2 and to the reference to us under the caption "Legal Matters" in the P.E. No. 2. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,


                                 ARNSTEIN & LEHR